UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

__________________

Date of Report (Date of earliest event reported):
February 28, 2007

CORNERSTONE CORE PROPERTIES REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	333-121238	33-0827161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1920 Main Street, Suite 400
 Irvine, California 92614
(Address of principal executive offices)

(949) 852-1007
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01  Other Events

On February 28, 2007, the board of directors of Cornerstone Core Properties REIT, Inc. declared a daily dividend on its common stock in the amount of $0.0012055 per share to each stockholder of record as of the close of business on each day of March, April, May and June 2007 to be paid in cumulative amounts on or before April 15, 2007, May 15, 2007, June 15,  2007 and July 15, 2007, respectively. The amount of daily dividends, if paid each day over a 365-day period, would equal a 5.5% annualized rate based on a share price of $8.00 per share.

Until proceeds from our offering are invested and generating operating cash flow sufficient to make distributions to stockholders, we intend to pay all or a substantial portion of our distributions from the proceeds of such offering or from borrowings in anticipation of future cash flow.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE CORE PROPERTIES REIT, INC.

Dated: March 5, 2007	By:	SHARON C. KAISER
Sharon C. Kaiser, Chief Financial Officer

Item 9.01 Financial Statements and Exhibits

 (d)                              Exhibits.

99.1         Free Writing Prospectus dated March 5, 2007.